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                                                                   EXHIBIT 23.1

                      [ARTHUR ANDERSON L.L.P. LETTERHEAD]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.





                                                         ARTHUR ANDERSON, L.L.P.

Detroit, Michigan
November 22, 1999